UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 27, 2011

Delta Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-52001	91-2102350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  866-355-3644

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

Delta Oil & Gas, Inc. (“Company”) held its 2011 Annual Meeting of Shareholders (“Annual Meeting”) on May 27, 2011.  At the Annual Meeting, the matters submitted for a vote were a proposal to elect three directors to serve as directors until the 2012 Annual Meeting of the Stockholder and until their respective successors are elected and qualified, a proposal to approve the Company’s 2010 Incentive Compensation Plan and the ratification of the appointment of Mark Bailey & Company, Ltd. as the Company’s independent auditor for 2011.

A total of 10,046,592 shares of Common Stock were represented at the meeting in person or by proxy. Each share of Common Stock was entitled to one vote. As of the record date for the meeting, there were 14,157,107 shares of Common Stock outstanding.

All of the nominated directors were elected. The results of the vote on the election of directors were:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Douglas Bolen	3,168,226	2,477,095	4,401,271
Kulwant Sandher	4,488,343	1,156,978	4,401,271
Christopher Paton-Gay	4,797,091	851,230	4,401,271

The appointment of Mark Bailey & Company, Ltd. as the Company’s independent auditor for 2011 was ratified. The results of the vote on the ratification of the appointment of Mark Bailey & Company, Ltd. were:

Votes For	Votes Against	Abstentions
7,639,743	2,100,498	306,351

There were no broker non-votes on this proposal.

There was not a sufficient number of shares represented at the Annual Meeting that voted in favor of the Company’s 2010 Incentive Compensation Plan and the results were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,399,804	1,114,911	130,606	4,407,271

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 31, 2011

Delta Oil & Gas, Inc.

By:	/s/ Christopher Paton-Gay
Name:	Christopher Paton-Gay
Title:	Chief Executive Officer